UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

CAVITATION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	02-9901	20-4907818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10019 Canoga Ave.
Chatsworth, California 91311
(Address of principal executive offices including zip code)

(818) 718-0905
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

As used in this current report and unless otherwise indicated, the terms "we", "us" "CTi" and "our company" refer to Cavitation Technologies, Inc.

Item 5.02(b)(c)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective October 12, 2012, Todd Zelek submitted his resignation as Chairman of the Board of Directors, Chief Executive Officer, and Secretary of Cavitation Technologies, Inc. The Company and Mr. Zelek have entered a Separation Agreement and Release which provides for the repayment of funds advanced by Mr. Zelek to the Company, payments for accrued and unpaid salary owed to Mr. Zelek. The agreement also provides for the issuance to Mr. Zelek of a 10 year warrant to purchase 7,500,000 shares of Common Stock at an exercise price of $0.05 per share in consideration for extending the terms of his loan to the company. Simultaneously, the Company will be cancelling 10,000,000 Common Stock options issued to Mr. Zelek at a purchase price of $0.03 per share and Mr., Zelek shall surrender and cancel 2,000,000 shares of restricted Common Stock. There is no disagreement with the company, known to an executive officer of the Company, on any matter relating to the Company's operations, policies, or practices. Mr. Zelek's reason for resigning is to pursue other interests. He agrees to provide consulting services to the company if so requested. The position of Chief Executive Officer and Chairman of the Board will remain vacant for the foreseeable future.

Effective October 12, 2012, Mr; Igor Gorodnitsky, President of the corporation, and current member of the Board of Directors, has been appointed by the Board of Directors as Principal Executive Officer of the corporation. He will retain his position as President of the corporation. Biographical information, business experience, and related party transactions are available in our 10-K Annual Report to shareholders. There is no material contract, grant, or award which is entered into in connection with his appointment.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Separation Agreement with Mr. Zelek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 12, 2012

	By:	/s/ Igor Gordonitsky
Igor Gordonitsky
Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement with Mr. Zelek